EXHIBIT 99.1

FOR IMMEDIATE RELEASE:

CASMED Announces Key Addition to Executive Management Team
- Matthew J. Herwig Joins as Vice President of Sales and Marketing -

Branford, Conn. – January 10, 2011 – CAS Medical Systems, Inc. (NASDAQ: CASM) today announced that Matthew J. Herwig has joined the executive management team as Vice President of Sales and Marketing.

Mr. Herwig was most recently Vice President of U.S. Marketing for Energy Based Devices at Covidien Healthcare (formerly Tyco Healthcare), a leading global healthcare products company.  He had previously held the positions of Director of Global Marketing –Imaging Solutions/Pharmaceuticals, Director of U.S. Marketing – Imaging Solutions, Vice President of Marketing and Sales Training – Nellcor, all during his tenure at Covidien.  Prior to those senior leadership positions, Mr. Herwig held various marketing and sales positions for Mallinckrodt, which was purchased by Covidien Healthcare.  In addition he worked for Computerized Medical Systems, an Elekta Company, where he was the Vice President of Marketing and North America Sales, and Ethicon, Inc., a Johnson & Johnson Company.

Thomas M. Patton, President and CEO of CASMED, stated, “Matt is a terrific addition to our management team, bringing valuable experience in strategic planning, global marketing and sales execution.   This is an exciting time for the Company as we capitalize on our technological advantages in the areas of tissue oximetry and non-invasive blood pressure.  Matt’s commercial skills should help our products gain greater recognition and penetration in the marketplace.”

Mr. Herwig is a graduate of Southeast Missouri State University, and is a candidate for an M.B.A. at Webster University.   His employment with CASMED commenced January 7, 2011.

About CASMED® - Monitoring What’s Vital
CAS Medical Systems, Inc. is a leading developer and manufacturer of medical devices for non-invasive patient monitoring.  The Company’s FORE-SIGHT Absolute Cerebral Oximeter is the first cerebral oximeter available with FDA clearance for non-invasive, continuous measurement of absolute cerebral tissue oxygen saturation for neonates, infants, children and adults.  This information helps avert brain damage or death during surgery and in critical care situations by allowing clinicians to identify patients with dangerously low levels of cerebral oxygen and intervene to reverse the condition.

The Company’s product lines include the high-acuity monitoring capabilities of the FORE-SIGHT Cerebral Oximeter, the bedside patient monitoring line of vital signs monitoring products, proprietary non-invasive blood pressure measurement technology, and supplies and service including products for neonatal intensive care.  CASMED products are designed to meet the needs of a full spectrum of patient populations worldwide, ranging from adults to pediatrics and neonates.

For further information regarding CAS Medical Systems, Inc., visit the Company’s website at www.casmed.com.

Company Contact
CAS Medical Systems, Inc.
Susan Carron
Director of Corporate Communications
203-488-6056
ir@casmed.com

Statements included in this press release, which are not historical in nature, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements relating to the future financial performance of the Company are subject to many factors including, but not limited to, the customer acceptance of the products in the market, the introduction of competitive products and product development, potential litigation, working capital and availability of capital, commercialization and technological difficulties, the impact of actions and events involving key customers, vendors, lenders and competitors and other risks detailed in the Company’s Form 10-K for the year ended December 31, 2009 and other subsequent Securities and Exchange Commission filings.

Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. When used in this press release the terms "anticipate", "believe", "estimate", "expect", "may", "objective", "plan", "possible", "potential", "project", "will" and similar expressions identify forward-looking statements. The forward-looking statements contained in this press release are made as of the date hereof, and we do not undertake any obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise.